UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2014

Kenergy Scientific, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	333-120507	20-1862816
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

999 Wonderland Rd, Building Tingxiang, Suite 703, Nanchang, China, JX330009

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 866-520-2370

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item numbers to insert in file

Section 1 - Registrant's Business and Operations

1.01 Entry into a Material Definitive Agreement

Kenergy Scientific, Inc. (the “Company”) entered into a Stock Option Agreement (Exhibit 99.1) with Rajesh Babaria granting an option to purchase up to $40,000 of the Company’s common stock at $.05 per share on or before April 15, 2015.

Section 5 - Corporate Governance and Management

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2014, Mr. Rajesh Dholakiya was appointed Company’s Chief Technology Officer and will act as such until the next annual general meeting of the Company, or until successors are appointed.

On March 31, 2014, Mr. Rajesh Babaria was appointed Company’s Chief Technology Officer, and will act as such until the next annual general meeting of the Company, or until successors are appointed.

Mr. Dholakiya and Mr. Babaria will co-chair the position of CTO.

Mr. Rajesh Dholakiya, CTO

Rajesh Dholakiya is a freelance blogger. He received his bachelor degree in computer science and worked as a software programmer. Mr. Dholakiya became focused on blogging and specialized in technologies. With the emerging importance of blogging and social media, his blogging became a full time commitment. Mr. Dholakiya’s blogs include finance, the stock market, real estate, the great recession, cuisine, travel, marketing, business, law and various other topics. He also worked as a consultant for companies in the development of blogging and social media platforms.

Mr. Rajesh Babaria

Rajesh Babaria is CEO of Key TechnoLabs (KTPL) located in Ahmedabad, India. He received his bachelor degree in Computer Science from AITS and received diploma in management from ICFAI. Mr. Babaria worked as a software engineer in his early career developing software for Microsoft.net technologies. Within couple of years, he decided to start a software agency that would go on building web software and mobile apps. He has programming skills in multiple languages like Asp.net, PHP, Java and Mr. Babaria has extensive knowledge in Google search technologies. He is also involved in various social causes across India that includes funding for earthquake and cyclone victims using his technological skills

Section 8 - Other Events

8.01	Other Events

The Company has a new address: 999 Wonderland Rd, Building Tingxiang, Suite 703, Nanchang, China, JX330009

The Company has reinstated Fidelity Transfer Company as their transfer agent.

On January 1, 2014 the majority shareholder, Mina Mar Group, Inc. assigned 10,000 shares of the Company’s Preferred Class B stock to its CEO, Zoran Cvetojevic. The transfer of these shares does not alter control of the company and does not change Mina Mar Group, Inc.’s position as majority shareholder.

The Company announced a company update in a press release dated March 31, 2014. (Exhibit 99.0)

Section 9 - Financial Statements and Exhibits

9.01 Financial Statements and Exhibits

99.0 Press Release

99.1 Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

March 31, 2014	By: /s/
Zoran Cvetojevic